EXHIBIT 10.8

FIRST AMENDMENT TO THE

FIRST BANK OF HENRY COUNTY

2000 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is made as of April 21, 2005, by FirstBank Financial Services, Inc., a bank holding company organized under the laws of the State of Georgia (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company and First Bank of Henry County, a bank organized under the laws of the State of Georgia (the “Bank”), entered into an Agreement and Plan of Share Exchange (the “Agreement”), effective as of May 20, 2004, pursuant to which the Bank was reorganized and became a wholly owned subsidiary of the Company, effective as of February 1, 2005;

WHEREAS, prior to the reorganization, the Bank maintained the First Bank of Henry County 2000 Stock Incentive Plan (the “Plan”), pursuant to which the Board of Directors of the Bank originally reserved 100,000 shares of the Bank’s stock for issuance;

WHEREAS, pursuant to the Agreement, the Company assumed sponsorship of and became the successor to the Plan with respect to all of the Bank’s rights, duties and obligations thereunder;

WHEREAS, the Board of Directors of the Company desires to amend the Plan to change its name and to reflect that awards made pursuant to the Plan will be settled in shares of the Company’s common stock;

WHEREAS, the Board of Directors of the Company also wishes to amend the Plan to increase the number of shares reserved for issuance thereunder from 100,000 to 250,000; and

WHEREAS, the adoption of the First Amendment to the Plan shall be deemed to be the adoption of new Plan as provided in Treasury Regulations issued pursuant to Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, effective as of February 1, 2005, the Company does hereby rename the Plan as the FirstBank Financial Services, Inc. 2005 Stock Incentive Plan and amends the Plan as follows:

1.             By replacing the word “Bank” with the word “Company” in each place it appears in the Plan, except in Sections 1.1(a), 1.1(d) and 1.1(p) of the Plan.

2.             By adding the phrase “or the Company” immediately following the word “Bank” in each place it appears in Section 1.1(d).

3.             By adding the following new Section 1(f-1):

“(f-1)       ‘Company’ means FirstBank Financial Services, Inc., a bank holding company organized under the laws of Georgia.”

4.             By deleting the existing Section 1.1(p) and substituting therefor the following:

“(p)         ‘Plan’      means the FirstBank Financial Services, Inc. 2005 Stock Incentive Plan.”

                5.             By deleting the first sentence of Section 2.2 and substituting therefor the following:

“Subject to adjustment in accordance with Section 5.2, 250,000 shares of Stock (the ‘Maximum Plan Shares’) are hereby reserved exclusively for issuance pursuant to Stock Incentives, all of which may be issued pursuant to Incentive Stock Options.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

FIRSTBANK FINANCIAL SERVICES, INC.

By:

Title:

2